EXHIBIT 28B




                 OPTICAL COATING LABORATORY, INC. & SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (Dollars in thousands)
                                   (Unaudited)

                                 OCLI      FLEX
                                 AS OF     AS OF     PRO FORMA  PRO FORMA
                               1/31/95 12/25/94(1)  ADJUSTMENTS  COMBINED
ASSETS
Current Assets:
  Cash and short-term
   investments                 $16,452    $  494    $  308   (A)   17,254
  Accounts receivable           24,767     2,567      (423)  (B)   26,911
  Inventories                   12,187     1,231       606   (D)   14,024
  Deferred income tax assets     4,946       462         0          5,408
  Other current assets           2,464        95         0          2,559

     Total Current Assets       60,816     4,849       491         66,156

Other Assets and Investments     9,054    17,606    (9,939)  (D)   16,721
Property, Plant and
   Equipment, Net               53,562     8,164     5,963   (D)   67,689

     Total                    $123,432   $30,619   $(3,485)      $150,566

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                6,503       945      (423)  (B)    7,025
 Accrued expenses                9,253       740       250   (D)   10,243
 Accrued compensation expenses   5,398       440         0          5,838
 Income taxes payable            3,019         0         0          3,019
 Current maturities on
  long-term debt                 6,947         0     4,000   (A)   10,947
 Notes payable                     613         0         0            613
 Deferred revenue                  844         0         0            844

     Total Current Liabilities  32,577     2,125     3,827         38,529

Accrued Postretirement
  Health Benefits and Pension
  Liabilities                    1,907         0         0          1,907
Deferred Income Tax Liabilities    853         0        54   (D)      907
Long-Term Debt                  34,955    10,820   (10,820)  (C)   34,955

Minority Interest                    0         0     9,928   (C,D)  9,928
Preferred Stock (Series C)           0         0    11,200   (A)   11,200

Common Stockholders' Equity     53,140    17,674   (17,674)  (D)   53,140

     Total                    $123,432   $30,619   $(3,485)      $150,566

See adjustments and notes to Pro Forma Condensed Combined Balance Sheet.


                 OPTICAL COATING LABORATORY, INC. & SUBSIDIARIES
                    PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (Dollars in thousands)
                                   (Unaudited)

PRO FORMA BALANCE SHEET ADJUSTMENTS AND NOTES

                                             DEBIT    CREDIT
A) Purchase Transaction
  Cash and short-term investments              308
  OCLI equity investment in Flex Products    8,400
  OCLI loan investment in Flex Products      6,492
  Preferred stock (Series C)                        (11,200)
  Current maturities on
     long-term debt                                  (4,000)

To record purchase of incremental 20% equity in Flex Products, Inc.; assumption of 60% of working capital loan from ICI to Flex Products, Inc.; issuance of $12 million OCLI Series C Preferred Stock; and borrowing of $4 million from an existing line of credit to complete the Flex Products, Inc. acquisition.

B)   Intercompany Account Elimination
  Accounts payable                             423
  Accounts receivable                                  (423)

To eliminate OCLI/Flex Products intercompany current account balance.

C)   Flex Loan Elimination
  Long-Term debt                            10,820
  OCLI loan investment in Flex Products              (6,492)
  Minority interest                                  (4,328)

To eliminate OCLI/Flex Products intercompany loan balance and to reclassify Flex Products loan balance to minority shareholder to the minority interest classification.

D) Revaluation of Assets Acquired and Elimination
     of Flex Products Equity
  Inventories                                  606
  Machinery and equipment                    5,963
  Deferred income taxes                              (2,628)
  Goodwill and intangibles                           (9,939)
  Deferred income taxes                      2,574
  Minority interest                                  (5,600)
  Flex Products common stock                     3
  Flex Products paid-in capital             34,291
  Flex Products retained earnings                   (16,620)
  Accrued expenses                                     (250)
  OCLI equity investment in Flex Products            (8,400)

To allocate the purchase in accordance with APB No. 116 by increasing the acquired tangible assets based on appraised values; reducing the value of Flex Products' intangible assets to the acquisition values; record the resulting related deferred tax effects; record the accrual of Flex Products acquisition expenses; and to eliminate intercompany investment and equity accounts on consolidation.

(1) Note 1 (related to Balance Sheet):

The pro forma condensed combined balance sheet is prepared on the basis of Optical Coating Laboratory, Inc.'s fiscal 1995 first quarter ending January 31, 1995, and Flex Products, Inc.'s calendar year-end, December 25, 1994, audited balance sheet.



                 OPTICAL COATING LABORATORY, INC. & SUBSIDIARIES
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                                   (UNAUDITED)

                                 OCLI      FLEX
                              YEAR END   YEAR END   PRO FORMA    PRO FORMA
(Amounts in thousands,        10/31/94  12/25/94(1) ADJUSTMENTS    COMBINED
except per share data)

Net sales and other revenues  $131,780    $ 23,624   $(1,116) (A)   $154,288

Costs and Expenses:
 Cost of sales                  84,001      13,663       295(A,B,C)   97,959
 Research & development          5,229       3,342      (171) (A)      8,400
 Selling and administrative     31,341       2,831          -         34,172
 Amortization of intangibles       648       1,322       (254)(D)      1,716
  Total Costs and Expenses     121,219      21,158       (130)       142,247

 Earnings (loss) from
  operations                    10,561       2,466       (986)        12,041

Other Income (Expense):
 Interest income                   338         -          -              338
 Interest expense                (3,215)      (908)       521 (E)     (3,602)

 Earnings (loss) before income
  taxes, minority interest and
  cumulative effect of change in
  accounting principle           7,684       1,558       (465)         8,777

Income taxes (credit)            3,080      (4,966)    (5,403)(F)      3,517

 Earnings (loss) before minority
  interest and cumulative effect
  of change in accounting
  principle                      4,604       6,524      (5,868)       5,260

Minority interest in income
 of consolidated joint venture       -           -         710(G)       710

Earnings (loss) before
 cumulative effect of change
 in accounting principle         4,604       6,524      (6,578)       4,550

Cumulative effect of change
  in accounting principle            -          69         -             69

Net earnings (loss)              4,604       6,455      (6,578)       4,481

Dividends on preferred stock         -           -         960(H)       960

Net earnings (loss) applicable
 to common stock                 4,604       6,455      (7,538)       3,521

Net earnings per common and common
 equivalent shares:
  Earnings before cumulative
     effect of change in
     accounting principle      $  0.51    $   0.73    $ (0.84)     $ (0.40)
  Cumulative effect of change
     in accounting principle         -       (0.01)      -           (0.01)
  Net earnings (loss)
     per share                 $  0.51    $   0.72    $ (0.84)     $  0.39

Average common and common
 equivalent shares used to
 compute earnings per share      9,023       9,023      9,023        9,023



                 OPTICAL COATING LABORATORY, INC. & SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                                   (UNAUDITED)

                                 OCLI      FLEX
                               QTR END    QTR END  PRO FORMA   PRO FORMA
(Amounts in thousands,         1/31/95    3/31/95  ADJUSTMENTS  COMBINED
except per share data)

Net sales and other revenues  $ 35,993    $ 6,536  $   (325)(A) $  42,204

Cost and Expenses:
 Cost of sales                  21,352      4,019       531(A,B,C) 25,902
 Research and development        1,387        843       (64)(A)     2,166
 Selling and administrative      9,244        953         -        10,197
 Amortization of intangibles       171        330       (275)(D)      226
 Total Costs and Expenses       32,154      6,145        192       38,491

 Earnings (loss) from operations 3,839        391       (517)       3,714

Other Income (Expense):
 Interest income                   226          -         -           226
 Interest expense                 (920)      (204)       107(E)    (1,017)

Earning (loss) before income
 taxes, minority interest and
 cumulative effect of change
 in accounting principle         3,145        188       (410)       2,923

Income taxes (credit)            1,321         77       (166)(F)    1,232

 Earnings (loss) before minority
  interest and cumulative
  effect of change in accounting
  principle                      1,824        111       (244)       1,691

 Minority interest in income of
  consolidated joint venture         -          -        127 (G)      127

 Earnings (loss) before
  cumulative effect of change
  in accounting principle        1,824        111       (371)       1,564

 Cumulative effect of change
  in accounting principle            -          -          -            -

 Net earnings (loss)             1,824        111       (371)       1,564

 Dividends on preferred stock        -          -        240(H)       240

 Net earnings (loss) applicable
  to common stock                1,824        111       (611)       1,324

 Net earnings per common and common
  equivalent shares:
  Earnings before cumulative
  effect of change in
  accounting principle          $ 0.20    $  0.01    $ (0.07)     $  0.15
 Cumulative effect of change
  in accounting principle       $    -    $     -   $      -      $     -
 Net earnings (loss) per share  $ 0.20    $  0.01   $ (0.07)      $  0.15

Average common and common
  equivalent shares used to
  compute earnings per share     9,024      9,024      9,024        9,024



                 OPTICAL COATING LABORATORY, INC. & SUBSIDIARIES
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                                   (UNAUDITED)

                                OCLI      FLEX
                               QTR END   QTR END   PRO FORMA   PRO FORMA
(Amounts in thousands,         1/31/94   3/31/94   ADJUSTMENTS  COMBINED
except per share data)

Net sales and other revenues   $30,091   $ 5,437    $  (321)(A) $  35,207

Costs and Expenses:
 Cost of sales                  19,017     3,007        464 (A,B,C)22,488
 Research and development        1,111     1,006       (104)(A)     2,013
 Selling and administrative      7,208       676          -         7,884
 Amortization of intangibles       166       330        (63)(D)       433
  Total Costs and Expenses      27,502     5,019        297        32,818

 Earnings (loss) from
  operations                     2,589       418       (618)        2,389

Other Income (Expense):
 Interest income                     9         -          -             9
 Interest expense                (698)      (202)       105(E)       (795)

Earnings (loss) before
 income taxes, minority interest
  and cumulative effect of
 change in accounting
 principle                       1,900       216        (513)       1,603

Income taxes (credit)              798        21        (140)(F)      679

Earnings (loss) before minority
  interest and cumulative effect
  of change in accounting
  principle                      1,102       195       (373)          924

 Minority interest in income of
  consolidated joint venture         -         -        133(G)        133

 Earnings (loss) before cumulative
  effect of change in accounting
  principle                      1,102       195       (506)          791

 Cumulative effect of change in
  accounting principle               -         -           -            -

 Net earnings (loss)             1,102       195       (506)          791

 Dividends on preferred stock        -         -        240(H)        240

 Net earnings (loss) applicable
  to common stock                1,102       195       (746)          551

 Net earnings per common and
  common equivalent shares:
  Earnings before cumulative
  effect of change in
   accounting principle        $  0.12   $  0.02    $ (0.08)     $   0.06
  Cumulative effect of change
  in accounting principle            -         -           -            -
  Net earnings (loss)
   per share                   $  0.12   $  0.02    $ (0.08)     $   0.06

 Average common and common
  equivalent shares used to
  compute earnings per share     9,019     9,019      9,019         9,019




                 OPTICAL COATING LABORATORY, INC. & SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                     FISCAL YEAR ENDED OCTOBER 31, 1994 AND
              FISCAL FIRST QUARTERS ENDED JANUARY 31, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


STATEMENTS OF EARNINGS ADJUSTMENTS AND NOTES:


A)   Elimination-Intercompany Activity               1st Qtr     1st Qtr
                                     Fiscal 1994      1995        1994
  Sales                                 1,116          325         321
  R & D support contract                 (171)         (64)       (104)
  Royalty expense (cost of sales)        (945)        (261)       (217)

  To eliminate intercompany royalty revenue and research and development expense between OCLI and Flex Products, Inc.

B)   Depreciation of Increase in Fixed Asset Values

  Depreciation expense
    (cost of sales)                       745          186         186
  Accumulated depreciation               (745)        (186)       (186)

  To record depreciation expense on the increase in fixed asset values over the estimated useful lives of 8 years.

C)   Inventory Revaluation to Cost of Sales

  Cost of sales                           495          606         495
  Inventory                              (495)        (606)       (495)

  To expense the increase in inventory amounts to net realizable values assuming turnover within the three month period after acquisition.

D)   Amortization of Intangibles

  Goodwill amortization expense        (1,322)        (330)       (330)
  Accumulated goodwill amortization     1,322          330         330
  Goodwill amortization expense         1,068           55         267
  Accumulated goodwill amortization    (1,068)         (55)       (267)

  To eliminate Flex Products' amortization of intangibles and to record amortization of intangibles per consolidated balances for intangibles over the estimated useful lives of 15 years.

E)   Intercompany Interest Expense
       and Interest Expense on $4M Draw

  Interest expense                       (908)        (204)       (202)
  Interest payable                        908          204         202
  Interest expense                        387           97          97
  Interest payable                       (387)         (97)        (97)

  To eliminate OCLI and Flex Products intercompany interest; reclassify minority shareholder interest; and record interest expense on assumed $4 million new borrowings.



F)   Taxes

  Tax Expense                           (186)          (164)     (205)
  Deferred Taxes                         186            164       205

  To record income tax provision at 40% for pro forma adjustments.

  Tax Expense                          5,589            (2)         65
  Deferred Taxes                      (5,589)            2         (65)

  To reverse the deferred tax asset recorded by Flex in 1994 resulting from the removal of a valuation allowance associated primarily with prior year operating losses and to establish a composite statutory income tax rate of 40% for such operations.

G)   Minority Interest

  Minority interest
     (income statement, interest)         363           81          81
  Minority interest
     (income statement, earnings)       2,582            45         78
  Minority interest
     (income statement, impact of
      tax adjustment F)                (2,235)            1        (26)
  Minority interest (balance sheet)      (710)         (127)      (133)

  To record minority interest in earnings of Flex Products, Inc. for the periods, to recognize the minority interest impact of tax adjustment
  (Note F) and to reclassify minority interest expense to minority interest.

H)   Preferred Stock Dividend

  Dividend Expense                        960          240         240
  Dividend Payable                       (960)        (240)       (240)

  To record pro forma preferred stock dividends for the periods.

Note 1 related to Statement of Earnings:

The pro forma condensed combined statements of earnings were prepared on the basis of Optical Coating Laboratory, Inc.'s fiscal year ended October 31, 1994 combined with Flex Products, Inc.'s calendar year ended December 25, 1994 audited statements of earnings and Optical Coating Laboratory, Inc.'s first quarters ended January 31, 1995 and 1994 combined with Flex Products, Inc.'s first quarters ended March 31, 1995 and 1994.